UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 30, 2017

THE DEWEY ELECTRONICS CORPORATION
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-2892 (Commission File Number)	13-1803974 (I.R.S. Employer Identification Number)

27 Muller Road Oakland, New Jersey (address of principal executive offices)	07436 (Zip Code)

Registrant's telephone number, including area code: (201) 337-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
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Written communications pursuant to Rule 425 under the Securities Act
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Soliciting material pursuant to Rule 14a–12 under the Exchange Act
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Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act
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Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of January 30, 2017, the Company adopted amended and restated by-laws (the “Amended and Restated By-laws”). A copy of the Amended and Restated By-laws is filed herewith as Exhibit 3(b) and is incorporated herein by reference. Among the new provisions in the Amended and Restated By-laws are the requirements that, to be timely, a shareholder’s notice of any proposal of business to be brought before the annual meeting of shareholders, or any shareholder intent to nominate one or more persons for election as directors at such meeting, in each case must be delivered to the secretary of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting, subject to certain terms and conditions. The foregoing is subject in its entirety to the express terms of the Amended and Restated By-laws attached hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Exhibit

3(b)	Amended and Restated Bylaws

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DEWEY ELECTRONICS CORPORATION

Date: January 30, 2017	By:	/s/ John H. D. Dewey
John H. D. Dewey
President and Chief Executive Officer

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